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                                                                     Exhibit 5.1


                    GOLENBOCK EISEMAN ASSOR BELL & PESKOE LLP
                               437 Madison Avenue
                             New York, NY 10022-7302

                                 --------------

                                 (212) 907-7300
                               Fax (212) 754-0330


                                                              March 28, 2005

PAHC Holdings Corporation
65 Challenger Road
Ridgefield, New Jersey  07660


   Re: PAHC Holdings Corporation Registration Statement on Form S-4
       ------------------------------------------------------------

Ladies and Gentlemen:

       We have acted as counsel to PAHC Holdings Corporation, a Delaware corporation (the "Company"), in connection with the public offering of $29.0 million aggregate principal amount of 15% Senior Secured Notes due 2010 (the "New Notes") of the Company. The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 15% Senior Secured Notes due 2010 of the Company (the "Old Notes") under an Indenture, dated as of February 10, 2005 (the "Indenture"), between the Company and HSBC Bank USA, National Association, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated February 10, 2005 (the "Registration Rights Agreement"), by and between the Company and Jefferies & Company, Inc.

       This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the filing of the Registration Statement (as hereinafter defined) and for no other purpose.

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on March 28, 2005 under the Act (the "Registration Statement");
(ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificate of Incorporation of the Company; (v) the By-Laws of the Company; (vi) Certificates issued by the Secretary of State of the State of Delaware, certifying the existence of the Company and its authority to transact business in its state of incorporation; (vii) certain resolutions adopted by the Board of Directors and
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PAHC Holdings Corporation
March 28, 2005
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stockholders of the Company, relating to the Exchange Offer, the issuance of the
New Notes, the Indenture and related matters, certified by the Secretary of the Company as true and complete; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the New Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

       In rendering these opinions we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by electronic means and the authenticity of the originals of such latter documents; (ii) that all parties other than the Company have the power, corporate or otherwise, to enter into and perform all obligations under all documents we have examined in connection with these opinions (the "Examined Documents"); (iii) that all of the Examined Documents have been duly authorized by all requisite action, corporate or other, by each party thereto (other than the Company), and have been duly executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; (iv) that the resolutions of the Board of Directors and stockholders of the Company in connection with the Purchase Agreement dated February 7, 2005 between the Company and Jefferies & Company, Inc. and the sale of the Old Notes have not been rescinded and revoked, (v) the satisfaction of all the requirements with respect to the execution, delivery and performance of the New Notes and other documents securing any thereof by each party to each document (other than the Company); and (vi) that each party to any of the documents (other than the Company) has complied with all laws, rules, orders and regulations applicable to it and has taken or obtained all actions, consents, approvals, authorizations, filings, exemptions, registrations, qualifications, orders and notations necessary under all applicable laws, rules, regulations and orders (without resort to principles of estoppel, apparent authority, waiver or the like) to bind it under the documents to which it is a party, including without limitation, the execution, delivery and performance of each document to which it is a party and the consummation of the transactions contemplated by the Registration Rights Agreement. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes.

       Members of our firm are admitted to the bar in the State of New York and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of New York and, to the extent necessary to render this opinion, the Delaware corporate law. We have assumed for purposes of this letter, that the internal laws of the State of New York in each case without regard to conflict of laws principles would apply to each of the documents and to each other document relevant to our opinions, notwithstanding any choice of law provision contained in, or law of any other
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PAHC Holdings Corporation
March 28, 2005
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jurisdiction applicable to, any of the documents, or any such other document, or the Company, including the State of New Jersey. We express no opinion as to any local laws or ordinances.

       Based upon and subject to the foregoing and the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that the New Notes have been duly authorized by the Company and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

       The opinion set forth above is qualified as follows:

       A. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture, are subject to and may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally (including, without limitation, Section 548 of the United States Bankruptcy Code, state fraudulent transfer laws and other similar laws relating to fraud on creditors), and (ii) general principles of equity, regardless of whether such validity or enforceability of obligations or availability of rights and remedies is considered in a proceeding in equity or at law.

       B. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture, may be further limited by other laws and judicial decisions with respect to or affecting remedial or procedural provisions contained in such documents, but in our judgment and subject to the other qualifications set forth in this letter, such other laws and judicial decisions do not render the Indenture invalid as a whole or substantially interfere with realization of the principal benefits intended to be provided thereby.

       C. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture may be further limited by other laws and judicial decisions with respect to the enforceability of any waiver granted under Section 6.04 of the Indenture.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,


                                  /s/ Golenbock Eiseman Assor Bell & Peskoe LLP